EXHIBIT  11.1


SBE,  INC.
                       STATEMENTS OF COMPUTATION OF NET INCOME (LOSS) PER SHARE
                      FOR THE THREE AND SIX MONTHS ENDED APRIL 30, 2000 AND 1999
                               (In thousands, except per share amounts)
                                              (Unaudited)


                                               Three months ended    Six months ended
                                                    April 30,           April 30,
                                               -------------------  ------------------
                                                 2000      1999       2000      1999
                                               -------   -------    -------   -------
BASIC

Weighted average number of
 common shares outstanding                      2,863     2,870      2,840     2,846
                                               -------   -------    -------   -------

Number of shares for computation of
 net income (loss) per share                    2,863     2,870      2,840     2,846
                                               =======   =======    =======   =======

Net income (loss)                              $1,666    $ (172)    $2,743    $1,058
                                               =======   =======    =======   =======

Net income (loss) per share                    $ 0.58    $ 0.06)    $ 0.97    $ 0.37
                                               =======   =======    =======   =======



DILUTED

Weighted average number of
 common shares outstanding                      2,863     2,870      2,840     2,846

Shares issuable pursuant to options granted
 under stock option plans, less assumed
 repurchase at the average fair market value
 for the period                                   497        (a)       258       161
                                               -------   -------    -------   -------

Number of shares for computation of
 net income (loss) per share                    3,360     2,870      3,098     3,007
                                               =======   =======    =======   =======

Net income (loss)                              $1,666    $ (172)    $2,743    $1,058
                                               =======   =======    =======   =======

Net income (loss) per share                    $ 0.50    $(0.06)    $ 0.89    $ 0.35
                                               =======   =======    =======   =======


(a) In loss periods, common share equivalents would have an antidilutive effect on loss per share and therefore have been excluded.

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